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                                                                   EXHIBIT 10.41


                              SANWA BANK CALIFORNIA
                            601 South Figueroa Street
                          Los Angeles, California 90017


                                October 16, 1997


Central Financial Acceptance Corporation
5480 East Ferguson Drive
Commerce, California  90022


Attention:  Mr. Gary M. Cypres, Chief Executive Officer



        Re: Proposed Junior Subordinated Deferrable Interest Debentures


Dear Gary:

        Reference is made to (a) that certain Revolving Loan Agreement dated as of June 13, 1997 among Central Financial Acceptance Corporation, a Delaware corporation ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as the Agent (the "Loan Agreement") and (b) the draft Amendment No. 1 to Loan Agreement attached hereto (the "Draft Amendment"). Capitalized terms used but not defined herein are used with the meanings specified for such terms in the Loan Agreement or the Draft Amendment, as applicable.

        Borrower has advised Sanwa Bank California ("Sanwa") that it has formed (or is about to form) a Delaware business trust ("CFAC Capital I") for the purpose of facilitating a public subordinated debt offering (the "Offering"). In connection with the proposed Offering, Borrower has submitted to the Agent and the Lenders, among other documents, drafts of an "Indenture," "CFAC Capital Trust Agreement" and "CFAC Guaranties" (as such terms are defined in the Draft Amendment) (collectively, together with all other documents and instruments relating thereto, the "Subordinated Debt Documents"). Borrower has requested that the Lenders consent to the transactions described in the Subordinated Debt Documents and, specifically, to the issuance by Borrower and CFAC Capital I of certain junior subordinated debt and trust securities as more particularly described in the Subordinated Debt Documents (the "Junior Subordinated Debt").

        Wells Fargo has advised Sanwa that it has conditioned its consent to the transactions described in the Subordinated Debt Documents such that upon Borrower's receipt of any proceeds in connection with the Offering, (a) all amounts owed to Wells Fargo, as a Lender, under the Loan Agreement and the other Loan Documents shall be repaid in full, and (b) Wells


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Fargo's Pro Rata Share of the Commitment shall be reduced to 0.00% and Wells
Fargo shall cease to be a Lender under and with respect to the Loan Agreement and the other Loan Documents (collectively, the "Wells Fargo Conditions").

        Subject to the conditions set forth below, this letter confirms that Sanwa, in its capacity as a Lender under the Loan Agreement, consents to (a) the Offering and to the issuance of the Junior Subordinated Debt and (b) the Wells Fargo Conditions, provided that (i) the terms related to the Junior Subordinated Debt are not amended, modified or waived in any material manner from the terms set forth with respect thereto in the draft Subordinated Debt Documents dated as of September 17, 1997, and (ii) upon Borrower's receipt of any proceeds in connection with such Offering, Borrower, the Remaining Lenders and the Agent shall have executed and entered into an amendment to the Loan Agreement substantially in the form of the Draft Amendment, with all blanks filled in and other conforming modifications made thereto.

        Except as expressly provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, without waiver or modification, and Sanwa reserves all of its rights, privileges and remedies in connection therewith. Sanwa acknowledges and agrees that Wells Fargo may continue to act as Agent until such time as it resigns (whether voluntarily or at the request of the Requisite Lenders) pursuant to the terms of Section 10.8 of the Loan Agreement.


                                       SANWA BANK CALIFORNIA


                                       By: /s/ MARY E. KING
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                                           Mary E. King, Vice President
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                                               [Printed Name and Title]